Saga Communications, Inc. Reports 1st Quarter Results

Net Revenue Increased 1.6% for the Quarter

GROSSE POINTE FARMS, Mich., May 6, 2014 /PRNewswire/ -- Saga Communications, Inc. (NYSE-MKT: SGA) today reported net operating revenue for the quarter ended March 31, 2014 of $29.4 million compared to $29.0 million for the same period last year. Operating income from continuing operations was $4.3 million. Net income for the period was $2.4 million ($0.42 per fully diluted share) and free cash flow was $3.4 million. Station operating expense increased $0.9 million (3.9%) to $23.0 million (station operating expense includes depreciation and amortization attributable to the stations). Over half the increase in station operating expense was due to a $0.5 million increase in health insurance costs.

Capital expenditures in the 1st quarter of 2014 were $1.5 million compared to $1.2 million for the same period last year. The Company currently expects to spend approximately $5.5 million for capital expenditures during 2014.

Saga utilizes certain financial measures that are not calculated in accordance with generally accepted accounting principles (GAAP) to assess its financial performance. Such non-GAAP measures include free cash flow, trailing 12 month consolidated EBITDA, and leverage ratio. These non-GAAP measures are generally recognized by the broadcasting industry as measures of performance and are used by Saga to assess its financial performance including, but not limited to, evaluating individual station and market-level performance, evaluating overall operations, as a primary measure for incentive based compensation of executives and other members of management and as a measure of financial position. Saga's management believes these non-GAAP measures are used by analysts who report on the industry and by investors to provide meaningful comparisons between broadcasting groups, as well as an indicator of their market value. These measures are not measures of liquidity or of performance in accordance with GAAP, and should be viewed as a supplement to and not as a substitute for the results of operations presented on a GAAP basis including net operating revenue, operating income, and net income. Reconciliations for all of the non-GAAP financial measures to the most directly comparable GAAP measure are attached in the Selected Consolidated and Supplemental Financial Data tables.

Saga is a broadcasting company whose business is devoted to acquiring, developing and operating broadcast properties. Saga owns or operates broadcast properties in 25 markets, including 62 FM and 30 AM radio stations, 3 state radio networks, 2 farm radio networks, 4 television stations and 4 low-power television stations. For additional information, contact us at (313) 886-7070 or visit our website at www.sagacom.com.

Saga's 1st Quarter and Year End 2014 conference call will be on Tuesday, May 6, 2014 at 2:00 p.m. EDT. The dial-in number for all calls is (612) 234-9959. A transcript of the call will be posted to the Company's website.

The Company requests that all parties that have a question that they would like to submit to the Company to please email the inquiry by 1:00 p.m. EDT on May 6, 2014 to SagaIR@sagacom.com. The Company will discuss, during the limited period of the conference call, those inquiries it deems of general relevance and interest. Only inquiries made in compliance with the foregoing will be discussed during the call.

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as "believes," "expects," "anticipates," "guidance" and similar expressions are intended to identify forward-looking statements. Key risks, including risks associated with Saga's ability to effectively integrate the stations it acquires and the impact of federal regulation on Saga's business, are described in the reports Saga periodically files with the U.S. Securities and Exchange Commission, including Item 1A of our Annual Report on Form 10-K. Readers should note that these statements may be impacted by several factors, including national and local economic changes and changes in the radio and television broadcast industry in general, as well as Saga's actual performance. Results may vary from those stated herein and Saga undertakes no obligation to update the information contained here.

Saga Communications, Inc.
Selected Consolidated Financial Data
For The Three Months Ended
March 31, 2014 and 2013
(amounts in 000's except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2014	2013
Operating Results
Net operating revenue	$29,423	$28,957
Station operating expense	22,947	22,088
Corporate general and administrative	2,153	1,948
Operating income from continuing operations	4,323	4,921
Interest expense	272	358
Other (income) expense, net	(15)	25
Income from continuing operations before income tax	4,066	4,538
Income tax expense	1,627	1,812
Income from continuing operations, net of income taxes	2,439	2,726
Income from discontinued operations, net of income taxes	-	223
Net income	$2,439	$2,949
Basic earnings per share:
From continuing operations	$0.43	$0.48
From discontinued operations	-	0.04
Earnings per share	$0.43	$0.52
Diluted earnings per share:
From continuing operations	$0.42	$0.47
From discontinued operations	-	0.04
Earnings per share	$0.42	$0.51
Weighted average common shares	5,690	5,673
Weighted average common and common
equivalent shares	5,757	5,738

Free Cash Flow
Net income	$2,439	$2,949
Plus: Depreciation and amortization:
Station	1,575	1,584
Corporate	70	57
Deferred tax provision	610	615
Non-cash compensation	188	16
Gain on disposal of television station	-	(223)
Other (income) expense, net	(15)	25
Less: Capital expenditures	(1,459)	(1,177)
Free cash flow	$3,408	$3,846

Balance Sheet Data
Working capital	$32,398	$33,873
Net fixed assets	$56,594	$57,981
Net intangible assets and other assets	$94,960	$95,715
Total assets	$197,156	$200,570
Long-term debt	$46,078	$58,828
Stockholders' equity	$112,815	$107,409

Saga Communications, Inc.
Selected Supplemental Financial Data
March 31, 2014
(amounts in 000's except ratios)
(Unaudited)

			Corporate
	Radio	Television	and Other	Consolidated
Three Months Ended March 31, 2014:
Net operating revenue	$24,925	$4,498	$ -	$29,423
Station operating expense	19,739	3,208	-	22,947
Corporate G&A	-	-	2,153	2,153
Operating income (loss) from continuing operations	$5,186	$1,290	$(2,153)	$4,323
Depreciation and amortization	$1,230	$345	$70	$1,645

			Corporate
	Radio	Television	and Other	Consolidated
Three Months Ended March 31, 2013
Net operating revenue	$24,462	$4,495	$ -	$28,957
Station operating expense	19,007	3,081	-	22,088
Corporate G&A	-	-	1,948	1,948
Operating income (loss) from continuing operations	$5,455	$1,414	$(1,948)	$4,921
Depreciation and amortization	$1,242	$342	$57	$1,641

		Less:	Plus:	Trailing
	12 Mos Ended	3 Mos Ended	3 Mos Ended	12 Mos Ended
	December 31,	March 31,	March 31,	March 31,
	2013	2013	2014	2014
Trailing 12 Month Consolidated Earnings Before Interest
Taxes, Depreciation and Amortization ("EBITDA") (1)
Net income	$15,273	$2,949	$2,439	$14,763
Exclusions:
(Loss) gain on sale of assets	126	(25)	15	166
Gain on sale of television station	223	223	-	0
Impairment of intangible assets	(2,033)	-	-	(2,033)
Other	(39)	(12)	34	7
				0
Total exclusions	(1,723)	186	49	(1,860)

Consolidated adjusted net income (1)	16,996	2,763	2,390	16,623
Plus: Interest expense	1,305	358	272	1,219
Income tax expense	9,992	1,812	1,627	9,807
Depreciation & amortization expense	6,768	1,641	1,645	6,772
Amortization of television syndicated programming contracts	637	161	155	631
Non-cash stock based compensation expense	135	16	188	307
Less: Cash television programming payments	(628)	(160)	(155)	(623)
Trailing twelve month consolidated EBITDA (1)	$35,205	$6,591	$6,122	$34,736

Total long-term debt, including current maturities				$46,078
Divided by trailing twelve month consolidated EBITDA (1)				34,736
Leverage ratio				1.3

(1) As defined in the Company's credit facility.

CONTACT: Samuel D. Bush, 313-886-7070